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                                   EXHIBIT "A"

                             JOINT FILING AGREEMENT

         Liviakis Financial Communications, Inc., John M. Liviakis and Renee A. Liviakis (collectively the "Parties" and individually a "Party") hereby agree that they shall file a single statement on Schedule 13G (as amended from time to time, the "Statement") with respect to their beneficial ownership of shares of Common Stock (the "Securities") of Data Race, Inc., on behalf of and in satisfaction of the obligations of all Parties and that they shall amend the Statement from time to time as required by rules issued under the Securities Exchange Act of 1934, as amended.

         Each Party represents and warrants that such Party is eligible to use
Schedule 13G with respect to information regarding the Securities and agrees to assume responsibility for the timely filing of the Statement and any amendments thereto. Each of the Parties hereby assumes responsibility for the completeness and accuracy of the information concerning such Party contained in the Statement. No Party shall be responsible for the completeness and accuracy of the information contained in the Statement concerning any other Party, unless such Party knows or has reason to believe that such information is incomplete or inaccurate. The execution of the Statement, or amendments thereto, by a Party shall constitute a representation by such Party that the information concerning such Party contained therein is complete and accurate and such Party neither knows nor has any reason to believe that information concerning any other Party contained therein is either incomplete or inaccurate.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

         In Witness Whereof, the Parties have executed this Joint Filing Agreement this 7th day of January, 2000.

                                         LIVIAKIS FINANCIAL COMMUNICATIONS, INC.

                                         By: /s/John M. Liviakis
                                            -------------------------------
                                                John M. Liviakis, President

                                                /s/John M. Liviakis
                                         ----------------------------------
                                                   John M. Liviakis

                                                /s/Renee A. Liviakis
                                         ----------------------------------
                                                   Renee A. Liviakis